UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 11, 2017

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8606 (Commission File Number)	23-2259884 (I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 – Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated by reference herein is a press release dated May 11, 2017 issued by Verizon Communications Inc. (“Verizon”).

The information provided pursuant to this Item 7.01 is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent set forth by specific reference in any such filing.

Item 8.01 – Other Events

On May 11, 2017, Verizon and a wholly owned acquisition subsidiary (the “Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Straight Path Communications Inc., a Delaware corporation (“Straight Path”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Verizon will acquire Straight Path in an all-stock transaction for $184.00 per share. The Merger Agreement further provides that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Straight Path, with Straight Path continuing as the surviving corporation and as a wholly-owned subsidiary of Verizon (the “Merger”).

Consummation of the Merger is subject to customary regulatory approvals and closing conditions for transactions of this type, including the approval of Straight Path’s shareholders.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Document

99.1	Verizon Communications Inc. Press Release, dated May 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 11, 2017	Verizon Communications Inc.
(Registrant)

/s/ Anthony Skiadas
Anthony Skiadas Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document

99.1	Verizon Communications Inc. Press Release, dated May 11, 2017